UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

Kohlberg Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 455-8300

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increases in Base Salaries and 2012 Performance-Based Cash Bonus Opportunity of Certain Named Executive Officers

On December 9, 2011, the Board of Directors (the “Board”) of Kohlberg Capital Corporation (the “Company”) approved an increase in the base salary of R. Jon Corless, the Company’s Chief Investment Officer, from $250,000 to $265,000; and Daniel P. Gilligan, the Company’s Chief Compliance Officer and Director of Portfolio Administration of Katonah Debt Advisors, L.L.C., the Company’s wholly-owned portfolio company (“KDA”), from $160,000 to $175,000.  Such increases will take effect beginning on January 1, 2012.  On December 9, 2011, the Board also approved an increase in the 2012 performance-based cash bonus opportunity of Dayl W. Pearson, the Company’s President and Chief Executive Officer, from $450,000 to $500,000; Michael I. Wirth, the Company’s Chief Financial Officer, Treasurer and Secretary, from $375,000 to $400,000; E. A. Kratzman, the Company’s Vice President and President of KDA, from $1,000,000 to $1,175,000; and Mr. Corless, from $200,000 to $225,000.  Mr. Gilligan’s 2012 performance-based cash bonus opportunity has not changed from the cash bonus target previously reported by the Company in its Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2011.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation
(Registrant)

December 15, 2011	/s/ Michael I. Wirth
(Date)	Michael I. Wirth Chief Financial Officer